Exhibit 5.1

FAUST LAW GROUP, PLLC P.O. Box 700363 Dallas, Texas 75370 qfaust@faustlawgroup.com
October 5, 2020

Intrusion Inc.

1101 East Arapaho Road, Suite 200

Richardson, Tx 75081

Re: Registration Statement on Form S-1 (No. 333-248398)

Ladies and Gentlemen:

I have acted as counsel to Intrusion Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, with the File No. 333-248398, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in the following amounts: 2,000,000 shares (the “Company Shares”) of Common Stock to be sold by the Company; 1,100,000 shares (the “Selling Stockholder Shares”) of Common Stock to be sold by the selling stockholders identified in the Registration Statement; and up to 465,000 shares (the “Overallotment Shares”) of the Common Stock subject to the underwriters’ over-allotment option described in the Registration Statement (collectively, the Company Shares, the Selling Stockholder Shares, and the Overallotment Shares are referred to herein as the “Offered Shares”).

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion, including, without limitation: (a) the Registration Statement, including the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended to date; (c) the Company’s Bylaws, as amended to date; (d) certain resolutions of the board of directors of the Company; (e) the form of underwriting agreement to be executed by the Company and the underwriters substantially in the form filed as Exhibit 1.1 to the Registration Statement; and (f) such other documents, corporate records, and instruments as I have deemed necessary for purposes of rendering the opinion set forth herein. During this my examination, I have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity with the originals of all documents submitted copies, and the legal competence of all signatories to such documents. As to questions of fact material to this opinion, I have relied on certificates or comparable documents of public officials and of officers and representatives of the Company

I express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

On the basis of the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Offered Shares have been duly authorized and, when the Company Shares and the Overallotment Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, those shares of Common Stock will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of the firm’s name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, I do not thereby admit that the firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. In addition, I give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) I have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which I may later become aware.

Regards

Faust Law Group, PLLC

/s/ Quentin Collin Faust
Quentin Collin Faust